NEWS                                                                  [TXU LOGO]
RELEASE
--------------------------------------------------------------------------------
1601 Bryan Street
Dallas, Texas  75201-3411                                  For Immediate Release

                   TXU ANNOUNCES FIRST PHASE OF RESTRUCTURING
                        TRANSACTIONS TOTALING $8 BILLION
                 ACTIONS GEARED TO UNLOCK VALUE AND REDUCE RISK
                                    ---------
                          RAISES 2004 EARNINGS GUIDANCE

HIGHLIGHTS:

o    SALE OF TXU AUSTRALIA AND TXU FUEL COMPANY
o    INTENT TO SELL TXU GAS COMPANY
o REPURCHASE OF 100% OF TXU ENERGY'S EXCHANGEABLE PREFERRED MEMBERSHIP INTERESTS FOR $1.84 BILLION, ELIMINATING $750 MILLION OF 9% SECURITIES AND
     57.1 MILLION DILUTED COMMON SHARES OUTSTANDING
o ESTIMATED REDUCTION OF TOTAL DEBT OF $5.8 BILLION, REPRESENTING A 42% DECREASE BY YEAR END
o GUIDANCE FOR INCOME FROM CONTINUING OPERATIONS FOR 2004 IS $1.74 TO $1.84 PER SHARE OF COMMON STOCK. GUIDANCE FOR 2004 OPERATIONAL EARNINGS/1/ INCREASED TO $2.45 TO $2.55 PER SHARE.
o INCOME FROM CONTINUING OPERATIONS IS EXPECTED TO BE $0.59 PER SHARE OF COMMON STOCK FOR THE FIRST QUARTER OF 2004. THE COMPANY EXPECTS FIRST QUARTER 2004 OPERATIONAL EARNINGS OF AT LEAST $0.60 PER SHARE, EXCEEDING PREVIOUS GUIDANCE OF $0.45 PER SHARE.

APRIL 26, 2004--DALLAS, TEXAS, TXU Corp. (NYSE: TXU) today announced a series of transactions totaling approximately $8 billion: the sale of TXU Australia, the sale of TXU Fuel, its intent to sell TXU Gas and the repurchase of TXU Energy's Exchangeable Preferred Membership Interests. Additionally, TXU announced expected 2004 results of its 4+4 business improvement program. TXU should realize value and reduced risks from these transactions and initiatives, including an enhanced earnings outlook, reduced debt level, reduced debt to total capital and increased interest coverage ratio.

Based on the strong first quarter and assuming the successful completion of these transactions, TXU estimates that operational earnings for full year 2004 will range between $2.45 and $2.55 per share, up from prior guidance of $2.15 per share. Income from continuing operations is projected to be $1.74 to $1.84 per share of common stock. TXU also announced today that first quarter 2004 operational earnings, scheduled for release on May 6, are expected to be at least $0.60 per diluted share. Income from continuing operations for the first quarter is expected to be $0.59 per share of common stock.

----------
1 Operational earnings is a non-GAAP financial measure representing Net Income to Common from Continuing Operations excluding special items (plus diluted earnings adjustment to net income) / Weighted Average Diluted Common Shares Outstanding

C. John Wilder, TXU's Chief Executive Officer, said, "Today's announcements represent a good first step to unlock value and reduce risks. We look forward to describing our entire plan during the May 18th Investor Conference."

Phase 1 of the restructuring of TXU's businesses includes the following divestments, investments and improvements.

DIVESTMENTS

SALE OF TXU AUSTRALIA

The largest transaction involves the sale of TXU Australia to Singapore Power for an enterprise value of $3.72 billion. This results in a reduction of $1.7 billion in consolidated TXU debt and proceeds to TXU of approximately $1.8 billion after taxes and transaction costs. The transaction is to be cleared by the Australian Competition and Consumer Commission. The sale is expected to close in the third quarter. The pre-tax gain related to the sale is expected to be approximately $375 million. TXU was advised on the transaction by Credit Suisse First Boston LLC and Black River Capital, LLC.

SALE OF TXU FUEL

TXU has agreed to sell the assets of TXU Fuel Company, the gas transportation subsidiary of TXU Energy with approximately 1,900 miles of intrastate pipeline and a total system capacity of 1.3 Bcf/day, to Energy Transfer Partners, L.P. for $502 million. As part of the transaction, TXU Energy will have an eight year transportation agreement with the new owner to transport gas to TXU Energy's generating assets. The transaction is expected to close on June 1, 2004, subject to review under the federal Hart-Scott-Rodino Act. The pre-tax gain related to the sale is expected to be approximately $390 million, which will be recognized over eight years. TXU was advised on the transaction by Lehman Brothers and Black River Capital, LLC.

TXU TO EXIT TXU GAS BUSINESS

TXU also intends to sell its TXU Gas Company subsidiary. TXU Gas Company is comprised of the regulated natural gas transmission and distribution business in Texas. It is expected that any transaction would be closed by the end of the year.

Table 1: Divestment Net Proceeds, summarizes the expected proceeds to TXU from the transactions. In total, TXU will receive approximately $3.36 billion in net proceeds. Table 2: Operational Earnings Impact from Divestments illustrates the impact of characterizing the TXU Australia sale and TXU Gas sale as discontinued operations. Prior to investments and business improvements, this will result in 2004 operational earnings of $1.85 per share, or a 14% reduction compared to 2004 earnings guidance of $2.15 per share. The discontinued operations treatment reclassifies out of operational earnings the full year results of TXU Australia and TXU Gas. The estimated full year impact would be approximately $0.30 per share.

Table 1:  Divestment Net Proceeds
2004; $ billions
---------------------------------------------------------------------------------------------
Transaction          Enterprise Value      Assumed Debt     Cash Taxes/Other     Net Proceeds
---------------------------------------------------------------------------------------------
TXU Australia                    3.72            (1.72)               (0.15)             1.85
---------------------------------------------------------------------------------------------
TXU Gas                          1.80            (0.43)               (0.20)             1.17
---------------------------------------------------------------------------------------------
TXU Fuel                         0.50                                 (0.16)             0.34
---------------------------------------------------------------------------------------------
Total                            6.02            (2.15)               (0.51)             3.36
---------------------------------------------------------------------------------------------

Table 2:  2004 Operational Earnings Impact from Divestments
2004; Earnings Per Share
--------------------------------------------------------------------------------
                                             2004 Operational Earnings Per Share
--------------------------------------------------------------------------------
                                                                          $2.15
Original 2004 Guidance                                        (@379.5 mm shares)
--------------------------------------------------------------------------------
  TXU Australia sale                                                      (0.20)
--------------------------------------------------------------------------------
  TXU Gas sale                                                            (0.07)
--------------------------------------------------------------------------------
  TXU Fuel sale                                                              ---
--------------------------------------------------------------------------------
  Inter-company interest                                                  (0.03)
--------------------------------------------------------------------------------
Total - after divestments                                                  1.85
--------------------------------------------------------------------------------

INVESTMENTS

With the anticipated $3.36 billion in net proceeds from the divestments, TXU intends to increase value and reduce risks through executing a comprehensive liability management initiative. We expect this initiative will include repurchasing and issuing, over time, various forms of securities, including debt, preferred, and equity securities. An estimate of the allocation of cash to this initiative is summarized on Table 3: Liability Management Cash Allocation.

Table 3:  Liability Management Cash Allocation
2004; $ millions
--------------------------------------------------------------------------------
                                                     USE OF TRANSACTION PROCEEDS
--------------------------------------------------------------------------------
Net proceeds from transactions                                           $3,360
--------------------------------------------------------------------------------
Debt repurchase/2/                                                      ($1,518)
--------------------------------------------------------------------------------
Repurchase of Exchangeable Preferred Membership Interests               ($1,842)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 INTEREST EXPENSE REDUCTION FROM DEBT REPURCHASE
--------------------------------------------------------------------------------
Full-year basis/3/                                                          $57
--------------------------------------------------------------------------------
2004 partial year/3/                                                        $13
--------------------------------------------------------------------------------

----------
2 Assumes a 11% repurchase premium on debt

3 After-tax; assumes a 6.8% average interest rate and a 35% tax rate. Excludes reduction in Preferred Membership Interest distributions

Toward this goal, TXU repurchased all $750 million outstanding principal amount of TXU Energy's Exchangeable Preferred Membership Interests (EPMI) at a price of $1.842 billion. The repurchase closed today and will result in the elimination of $750 million of 9% securities and 57.1 million diluted common shares outstanding, as well as annual savings of $54 million in preferred membership interest distributions. The transaction will also result in a reduction in additional paid-in capital of approximately $815 million. This amount represents the excess of the $1.842 billion repurchase amount over the carrying amount of the security, net of approximately $380 million in deferred income tax benefits arising from the transaction. The carrying amount of the security is the $750 million principal amount less an approximate $105 million remaining unamortized discount. The $815 million charge to paid-in capital will reduce earnings available to common shareholders, in the same manner as TXU's existing preference share dividends. Table 4: Projected Average Shares Outstanding illustrates the change in diluted shares outstanding, which includes a reduction of fully diluted shares from 380 million to a 340 million full-year 2004 average. In 2005, we expect fully diluted shares will equal basic shares outstanding, which is expected to equal 332 million.

Table 4:  Projected Average Shares Outstanding
2004; Million shares outstanding
--------------------------------------------------------------------------------------------------
                      1Q    Change/4/     2Q    Change/5/     3Q    Change/6/     4Q     Full Year
--------------------------------------------------------------------------------------------------
Prior to EPMI
--------------------------------------------------------------------------------------------------
Basic                323         (3)     320                 320          6      326           322
--------------------------------------------------------------------------------------------------
Diluted              380         (3)     377                 377          6      383           379
--------------------------------------------------------------------------------------------------
After EPMI
--------------------------------------------------------------------------------------------------
Basic                323         (3)     320                 320          6      326           322
--------------------------------------------------------------------------------------------------
Diluted              380        (44)     336        (16)     320          6      326           340
--------------------------------------------------------------------------------------------------

After the purchase of these securities, TXU has over $2.6 billion of available liquidity.

Table 5/7/: Operational Earnings Impact of Investments illustrates the operational earnings results of the anticipated execution of the liability management initiative. This initiative is anticipated to improve 2004 operational earnings by $0.24 per share, or 13% relative to the projected operational earnings of $1.85 after divestments, with an estimated full year impact of $.51 per share or 28%.

----------

4 Reduction of 2.7 million shares in Q2 due to changes in long-term incentive program (LTIP) related to cash payment vs. stock issues; Impact of 57.1 million shares redeemed on 4/26 that were only outstanding for 25 days
[ ((90-25)/90)*57.1 ] = 41 ]

5 Reflects redemption of ~57.1 million shares for the whole 3Q; the 17 million is the impact for 25 days that were not impacted in 2Q [ (25)/90*57.1 ] = 16 ]

6 Equity linked securities provide for 11 million shares to be issued for $500 million on 11/16/04

7 Table 5 and 6 estimate the effects of the divestment and investment transactions for the original to current projected 2004 adjusted (non-GAAP) operational earnings per share and GAAP earnings from continuing operations per share of common stock. The planned earnings from TXU Australia and TXU Gas are fully removed from operational earnings as the portion prior to close of sale will be classified as discontinued operations.

Table 5:  Operational Earnings Impact of Investments
2004; $ per share
--------------------------------------------------------------------------------
                                                             Full Year Effect of
                                       Operational EPS               Investments
--------------------------------------------------------------------------------
Total - after divestments                         1.85                     1.85
                                                              (@379.5 mm shares)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interest expense reduction from debt
reduction                                         0.03                     0.15
--------------------------------------------------------------------------------
Total - after transactions/debt
repurchase                                        1.88                     2.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EPMI after transactions/debt
repurchase                                        0.21                     0.36
--------------------------------------------------------------------------------
Total - after all transactions                    2.09                     2.36
                                       (@340 mm shares)         (@322 mm shares)
--------------------------------------------------------------------------------

IMPROVEMENTS

The final element of this release focuses on expected improvements in TXU's businesses. Under TXU's "4+4" program, management is developing detailed business plans centered on improving TXU execution in the areas of cost leadership, operational excellence, market leadership and commercial excellence. The 4+4 program is also focused on building distinctive capabilities in performance management, customer excellence, risk management, and profitable growth. Table 67: 2004 Operational Earnings Impact from 4+4 Program, illustrates TXU's increased outlook for 2004 based on anticipated performance improvements, including expectations for higher performance in areas such as PTB pricing, business support costs, and base load plant output, offset by increased customer support costs, hedging, and lower out of territory retail sales. Overall we expect operational earnings in 2004 to increase $0.30 to $0.40 per share, or 14% to 19%, from original guidance of $2.15 per share. All together these improvements result in a full-year view of $2.90 to $3.10 per share.

Table 6: 2004 Operational Earnings Impact from 4+4 Program
2004; $ per share
----------------------------------------------------------------------------------------------------
                                                                                           ESTIMATED
                                                                         OPERATIONAL       FULL-YEAR
                                                                                 EPS       IMPACT
----------------------------------------------------------------------------------------------------
2004 EPS AFTER TRANSACTIONS/INVESTMENTS                                       $2.09            $2.09
----------------------------------------------------------------------------------------------------
REVENUE DRIVERS
----------------------------------------------------------------------------------------------------
  Price-to-beat increase                                              0.24             0.35
----------------------------------------------------------------------------------------------------
  Losses from hedging retail price positions                         (0.21)           (0.07)
----------------------------------------------------------------------------------------------------
  Lower projected out of territory retail sales                      (0.11)           (0.12)
----------------------------------------------------------------------------------------------------
OTHER GROSS MARGIN DRIVERS
----------------------------------------------------------------------------------------------------
  Increased base load plant output                                    0.07             0.07
----------------------------------------------------------------------------------------------------
  More effective management of power supply costs                     0.06             0.06
----------------------------------------------------------------------------------------------------
  Lower depreciation expense - increase in estimated useful
  lives, mainly lignite plants                                        0.09             0.09
----------------------------------------------------------------------------------------------------
  Lower operating costs from efficiency and other initiatives,
  primarily in generation operations                                  0.09             0.19
----------------------------------------------------------------------------------------------------
SG&A DRIVERS
----------------------------------------------------------------------------------------------------
  Lower business support costs from technology partnering and
  other productivity improvements                                     0.19             0.39
----------------------------------------------------------------------------------------------------
  Reduced marketing and bad debt expense                              0.08             0.08
----------------------------------------------------------------------------------------------------
  Investment in customer care and support                            (0.03)           (0.03)
----------------------------------------------------------------------------------------------------
NET IMPROVEMENT INITIATIVES                                                    0.47             1.01
----------------------------------------------------------------------------------------------------
INCREMENTAL INTEREST REDUCTION                                                 0.01             0.03
----------------------------------------------------------------------------------------------------
CONTINGENCY                                                          (0.12) - (0.02)  (0.23) - (0.03)
----------------------------------------------------------------------------------------------------
2004 OPERATIONAL EARNINGS AFTER TRANSACTIONS AND IMPROVEMENTS           2.45 - 2.55      2.90 - 3.10
----------------------------------------------------------------------------------------------------
SPECIAL ITEMS                                                                 (0.71)
----------------------------------------------------------------------------------------------------
2004 INCOME FROM CONTINUING OPERATIONS                                  1.74 - 1.84
----------------------------------------------------------------------------------------------------

FORWARD CALENDAR

Table 7: Future Milestones, represents a summary of the many several events and milestones over the coming months.

Table 7:  Milestones
2004; Dates
--------------------------------------------------------------------------------
Milestone                                                           Timing
--------------------------------------------------------------------------------
Announce transactions and revised 2004 guidance                     April 26
--------------------------------------------------------------------------------
Close Exchangeable Preferred Membership Interests redemption        April 26
--------------------------------------------------------------------------------
Announce leadership team                                            Next 30 days
--------------------------------------------------------------------------------
Report first quarter 2004 earnings                                  May 6
--------------------------------------------------------------------------------


                                       6


--------------------------------------------------------------------------------
Present strategic plan at all-day investor conference               May 18
--------------------------------------------------------------------------------
Target close date for TXU Fuel                                      June 1
--------------------------------------------------------------------------------
Target close date for TXU Australia                                 July 31
--------------------------------------------------------------------------------
Target close date for TXU Gas divestment                            December 31
--------------------------------------------------------------------------------

TELECONFERENCE

TXU will host a teleconference with financial analysts to discuss these transactions at 9:00 AM CDT (10:00 AM EDT) today. The telephone numbers are 800-309-0343 in the United States and Canada and 706-634-7057 internationally, with confirmation code 7075704. THE TELECONFERENCE WILL BE WEB CAST LIVE ON THE TXU WEB SITE AT WWW.TXUCORP.COM FOR ALL INTERESTED PARTIES.

FIRST QUARTER EARNINGS CALL

TXU will release its first quarter earnings on May 6, 2004 and host a teleconference with financial analysts to discuss the results at 10:00 AM CDT on that date. The telephone numbers are 800-309-0343 in the United States and Canada and 706-634-7057 internationally, with confirmation code 6810757. THE TELECONFERENCE WILL BE WEB CAST LIVE ON THE TXU WEB SITE AT WWW.TXUCORP.COM FOR ALL INTERESTED PARTIES.

INVESTOR CONFERENCE

TXU will also host an Investor Conference at the Adam's Mark Hotel in Dallas on Tuesday, May 18, 2004, with a reception the prior evening. If you plan to attend the Investor Conference and reception, please RSVP to Sherri Cox at scox2@txu.com, 214-812-4901, or via fax at 214-812-3366. This event will be web cast at www.txucorp.com.


                                   ##########


TXU is a major energy company with operations in North America and Australia. TXU manages a diverse energy portfolio with a strategic mix of over $31 billion of assets. TXU's distinctive business model for competitive markets integrates generation, portfolio management, and retail. The regulated electric and natural gas distribution and transmission businesses complement the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable energy delivery to consumers and earnings and cash flow for stakeholders. In its primary market of Texas, TXU's portfolio includes 19,000 megawatts of generation and additional contracted capacity with a fuel mix of coal/lignite, natural gas/oil, nuclear power and wind. TXU serves more than five million customers in North America and Australia, including 2.6 million competitive electric customers in Texas where it is the leading energy retailer. Visit www.txucorp.com for more information about TXU.

This release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in the company's SEC filings. In addition to the risks and uncertainties set forth in the company's SEC filings, the forward-looking statements in this release could be affected by the ability of purchasers to obtain all necessary governmental and other approvals and consents for the acquisition of TXU Australia and TXU Fuel and the ability of the company to exit the business of TXU Gas and to implement the initiatives that are part of the 4+4 program, and the terms under which the company executes those transaction or initiatives.

                                      -END-

INVESTOR RELATIONS:
Tim Hogan         Laura Conn         Rose Blessing
214-812-4641      214-812-3127       214-812-2498

MEDIA:
Joan Hunter       Carol Peters       Chris Schein
214-812-4071      214-812-5924       214-812-5338

ATTACHMENT 1: FINANCIAL DEFINITIONS

Reported Earnings Per Share (EPS): Net Income to Common as Reported under GAAP (plus diluted earnings adjustment to net income) / Weighted Average Diluted Common Shares Outstanding

Adjusted (non-GAAP) Operational Earning Per Share (EPS): Net Income to Common from Continuing Operations excluding special items (plus diluted earnings adjustment to net income) / Weighted Average Diluted Common Shares Outstanding

Special Items: Unusual charges related to the implementation of the 4+4-performance improvement program. Special items are included in as-reported earnings per share results consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operating earnings per share is considered a non-GAAP measure. Special items include costs related to severance programs, asset impairments and facility costs.

Free Cash Flow:
Cash Provided by Operating Activities
- Regulatory Revenues Received for Securitization Bond Principal Payments
- Capital Spending
- Preferred Dividends
- Common Dividends
- Free Cash Flow from Australia (same definition as above applied to Australia)

Total Debt:
Long-term Debt (including current portion)
+ Bank Loans and Commercial Paper
+ Long Term Debt Held by Subsidiary Trusts
+ Preferred Securities & Exchangeable Preferred Member Interests
- Securitization Bonds

Net Debt:
Net Debt = Total Debt (as defined above) - Cash & Equivalents

Total Debt / Total Capitalization
Total Debt (as defined above) / Total Capitalization

Total Capitalization = Total Debt (as defined above) + Common Equity (total
                       ----------                      -------------
common stock + retained earnings + other equity)
+
Preferred stock

Interest Coverage Ratio
EBITDA / Cash Interest Expense

EBITDA = Earnings Before Interest and Tax + Operating Depreciation and Amortization + Non-Operating Depreciation and Amortization

Cash Interest Expense = Gross Interest Expense per Income Statement - Less amortization of debt issue costs, discount, premium & reacquisition of debt

ATTACHMENT 2: DESCRIPTION OF PROPERTIES SUBJECT TO DIVESTMENT

TXU AUSTRALIA
-------------
Entity Name:                                   TXU Australia
Number of Employees:                           2000
Counterparty:                                  Singapore Power
Total Transaction Value:                       $3.72 billion
Total Book Value:                              $1.658 billion
12/95 Original Purchase Price:                 $2.57 billion

TXU Australia's subsidiaries include TXU Electricity Limited, which purchases, distributes and sells electricity in wholesale and retail markets in the State of Victoria and purchases and sells electricity and gas in wholesale and retail markets in the State of South Australia; TXU Networks (Gas) Pty. Ltd., which distributes natural gas through 481,307 supply points in Victoria; and TXU Pty. Ltd., which sells natural gas to approximately 480,000 retail customers in Victoria. TXU Electricity Limited sells electricity to approximately 582,000 retail customers and delivers electricity to 559,558 supply points, principally in the state of Victoria, including Melbourne. TXU Australia owns the only underground natural gas storage facility in Victoria and operates the 1,280-megawatt Torrens Island generation plant in South Australia. TXU Australia also owns a 33.3% interest in a joint venture that owns and operates as a gas transmission pipeline in Victoria and South Australia.

TXU FUEL
--------
Entity Name:                                   TXU Fuel
Number of Employees:                           14
Counterparty:                                  Energy Transfer Partners
Total Transaction Value:                       $502 million
Book Value:                                    $110 million

TXU Fuel is an intrastate pipeline company originally created to acquire, store and deliver gas to TXU Energy's power plant fleet.

TXU GAS
-------
Entity Name:                                   TXU Gas
Number of Employees:                           1,261
Counterparty:
Total Assumed Value:                           $1.8 billion
Book Value:                                    $1.8 billion

TXU Gas is a largely regulated company engaged in the purchase, transmission, distribution and sale of natural gas in the north-central, eastern and western parts of Texas. TXU Gas serves more than 1.4 million retail gas customers and owns and operates 26,431 miles of gas distribution mains, 6,162 miles of gas transportation and gathering pipelines and underground storage reservoirs with 40 Bcf.

ATTACHMENT 3: SPECIAL ITEMS


--------------------------------------------------------------------------------
                 ITEM                                      $ million (after tax)
--------------------------------------------------------------------------------
Organization Realignment                                             66
--------------------------------------------------------------------------------
Closing of 2 mines                                                   60
--------------------------------------------------------------------------------
Retirement of gas plant                                              3
--------------------------------------------------------------------------------
Inventory Impairment                                                 49
--------------------------------------------------------------------------------
Customer system write-off                                            63
--------------------------------------------------------------------------------
Total Special Items                                                 241
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------